AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 31, 2002
                                                      REGISTRATION NO. 333-49092
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                -----------------

                               RADISYS CORPORATION
             (Exact name of registrant as specified in its charter)
                                -----------------

          Oregon                       7373                      93-0945232
(State or other           (Primary Standard Industrial       (I.R.S. Employer
  jurisdiction             Classification Code Number)    Identification Number)
of incorporation)
               5445 NE Dawson Creek Drive, Hillsboro, Oregon 97124
                                 (503) 615-1100
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Julia A. Harper
    Vice President of Finance and Administration and Chief Financial Officer
                               RadiSys Corporation
                           5445 NE Dawson Creek Drive
                             Hillsboro, Oregon 97124
                                 (503) 615-1100
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              ---------------------

                                   Copies to:
                                 John R. Thomas
                                Jason M. Brauser
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                             Portland, Oregon 97204
                                 (503) 224-3380
                              --------------------

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
                           DEREGISTRATION OF NOTES AND
            SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF NOTES

         The registrant files this Post-Effective Amendment No. 2 to Form S-3 Registration Statement (File No. 333-49092), as amended by Post-Effective Amendment No. 1 (as amended, the "Registration Statement"), to deregister the registrant's 5 1/2% Convertible Subordinated Notes due 2007 (the "Notes") and the shares of common stock issuable upon conversion of the Notes. The registrant is no longer obligated to keep the Registration Statement effective under the terms of the Resale Registration Rights Agreement dated as of August 9, 2000 among the registrant, SG Cowen Securities Corporation, Banc of America Securities LLC, J.P. Morgan & Co. and First Securities Van Kasper, which agreement was filed as Exhibit 4.3 to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on December 30, 2002.

                                         RADISYS CORPORATION



                                         By: /s/ Julia A. Harper
                                            ----------------------------
                                            Julia A. Harper
                                            Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities indicated on December 30, 2002.


Signature                                        Title


/s/ Scott C. Grout               President, Chief Executive Officer and Director
----------------------------     (Principal Executive Officer)
Scott C. Grout

/s/ Julia A. Harper              Chief Financial Officer
----------------------------     (Principal Financial and Accounting Officer)
Julia A. Harper

/s/ C. Scott Gibson        *     Chairman of the Board
----------------------------
C. Scott Gibson

/s/ James F. Dalton        *     Director
----------------------------
James F. Dalton

/s/ Richard J. Faubert     *     Director
----------------------------
Richard J. Faubert


----------------------------     Director
William W. Lattin


/s/ Carl W. Neun           *     Director
----------------------------
Carl W. Neun

/s/ Jean-Pierre D. Patkay  *     Director
----------------------------
Jean-Pierre D. Patkay

/s/ Jean-Claude Peterschmitt *   Director
----------------------------
Jean-Claude Peterschmitt


*By /s/ Julia A. Harper
   ------------------------------------
   Julia A. Harper, as attorney-in-fact